SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.)

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     Section 240.14a-12

The Bureau of National Affairs, Inc.
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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
                                              March 29, 2002


TO THE STOCKHOLDERS OF
THE BUREAU OF NATIONAL AFFAIRS, INC.


     You are cordially invited to attend the annual meeting of the Corporation's stockholders on April 20, 2002, at 10:00 a.m. at the Washington Marriott Hotel, 1221 22nd Street, N.W., Washington, D.C., to elect the 15 members of the Board of Directors and to transact such other business as may properly be brought before the meeting.

     An annual report, which includes financial statements for the year ended December 31, 2001, is enclosed for your information. Also enclosed are a proxy statement and, for Class A stockholders, a proxy form/envelope and ballot. The number of shares of the Corporation's common stock held directly by you, and held in your name by the Stock Fund Trustee of the BNA 401(k) Plan, is indicated on both the proxy form/envelope and ballot. Please follow the instructions on the proxy form/envelope carefully.

     The Board of Directors has asked, and the Secretary of the Corporation has designated, KPMG LLP to conduct the balloting, tabulate the results, and seal and store the ballots afterwards. This means that all proxy forms/envelopes and ballots will be sent directly to KPMG LLP, rather than to the Corporate Secretary. A business reply envelope is enclosed for this purpose.

     The Board of Directors requests the participation either in person or by proxy of each stockholder at the annual meeting. IT IS IMPORTANT THAT YOU VOTE. You can mail your ballot, or place it in one of the three ballot boxes provided. Ballot boxes are located in the link lobby of the 25th Street building, on the second floor of the 23rd Street building, and in the main reception area at Key West. If you mail your ballot, please do so no later than April 12, to ensure that it is received in time to be counted.



                                              Cordially,

                                              s/Cynthia J. Bolbach
                                              --------------------
                                              Cynthia J. Bolbach



Enclosures

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                                 April 20, 2002
                      THE BUREAU OF NATIONAL AFFAIRS, INC.
                             1231 25th Street, N.W.
                             Washington, D.C. 20037

                               GENERAL INFORMATION

         Solicitation of the enclosed proxy (which incorporates a ballot for the election of directors), is made by and on behalf of The Bureau of National Affairs, Inc. (the "Corporation") for use at the annual meeting of stockholders to be held at 10:00 a.m., local time, at the Washington Marriott Hotel, 1221 22nd Street, N.W., Washington, D.C. on Saturday, April 20, 2002 and at any adjournments of such meeting. The expense of this solicitation will be paid by the Corporation. Officers, directors, and employees of the Corporation may make solicitations of proxies by telephone, regular mail, e-mail, or in person. This proxy statement and proxy form were first mailed to stockholders of the Corporation on or about March 29, 2002. An annual report, including financial statements for the year ended December 31, 2001, is enclosed with this proxy statement.

         The Corporation has 30,000,000 authorized shares of Class A voting common stock ($1.00 par value), 30,000,000 authorized shares of Class B non-voting common stock ($1.00 par value), and 5,000,000 authorized shares of Class C non-voting common stock ($1.00 par value). Only holders of Class A common stock of record at the close of business on March 23, 2002, are entitled to vote at the meeting or any adjournment thereof on the election of the 15 members of the Board of Directors and on any other business that may come before the meeting. On such date, there were 15,615,590 shares of Class A common stock outstanding. All shares represented by properly executed and delivered proxies will be voted at the meeting or any adjournments thereof in accordance with the instructions given on the proxy. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, AND RETURN THE ENCLOSED PROXY FORM/ENVELOPE AS SOON AS POSSIBLE. IF YOU MAIL YOUR BALLOT, PLEASE DO SO BY APRIL 12, 2002. You may, nevertheless, vote in person if you attend the meeting since the proxy is revocable at any time before the presiding officer's call for a vote at the meeting, upon your filing of a written notice of revocation with the Corporation's Secretary.

         A majority of all outstanding Class A shares entitled to vote at the Annual Meeting constitutes a quorum. Withheld votes will be counted for purposes of determining whether a quorum is present. Once a Class A share is represented for any purpose at the Annual Meeting, it will be deemed present for quorum purposes for the remainder of the meeting. Class A shares represented by properly-executed proxies, including those shares held in the stockholder's name by the Stock Fund Trustee of the BNA 401(k) Plan, will be voted in accordance with the directions indicated on the ballot portion of the proxy. If the ballot portion of the proxy is not returned for shares held by the Stock Fund Trustee, the Trustee will assume that the instructions as to those shares are to not vote those shares. A plurality of the votes cast is required for the election of directors, as discussed below. With respect to the election of directors, abstentions or instructions to withhold authority to vote for one or more of the nominees will have no effect on the outcome of the vote. For further information concerning voting, see Section VII, Voting Procedures.

                            I. ELECTION OF DIRECTORS

         Fifteen directors of the Corporation are to be elected at the 2002 Annual Meeting to serve until their successors are elected at the next annual meeting. As provided in the Corporation's By-Laws, 12 directors are stockholders of the Corporation, and three directors are "outside" directors who are not Corporation stockholders.


            Stock Ownership of Executive Officers and Nominees for 12
                "Inside" Directorships (Further information about
                        the nominees is contained in the
             Biographical Sketches section of this Proxy Statement)

                                                        Shares of common stock
                                                        beneficially owned on
                                                        March 1, 2002, and % of
Name and, if                                            outstanding shares of
applicable, year              Offices with the          of class (All shares are
first served as               Corporation or            Class A except as
a Director               Age  its subsidiaries          indicated)
--------------------     ---  ----------------          ------------------------
* William A. Beltz       72   Chairman of the Board         317,500     Class B
1967                                                                     1.62

* Cynthia J. Bolbach     54   Corporate Secretary            31,018       .20
 2001

*Eunice Lin Bumgardner   41   Vice President and             34,155       .22
2000                          General Counsel

*Richard H. Cornfield    55   Executive Director,            30,798       .20
1998                          Legal and Business
                              Publishing

* Sandra C. Degler       62   Vice Chairman of the Board;   530,445     Class B
1990                          Chairman, Tax Management Inc.              2.71(a)


*David L. Foster         47   President, Institute           46,820       .30
2001                          Management and Administration
                              (IOMA)

* Jack Jenc              59   President, The                123,307       .79
1995                          McArdle Printing Co., Inc.


* George J. Korphage     55   Vice President and            236,551      1.52
1988                          Chief Financial Officer


*Gregory C. McCaffery    41   Vice President, Publisher      65,076       .42
1997                          and Editor-in-Chief


* David P. McFarland     47   President,                     28,577       .18
 2000                         Tax Management Inc.


* Robert L. Velte        54   Vice President for             44,519       .29
1996                          Strategic Development

* Paul N. Wojcik         53   President and                 133,239       .86
1989                          Chief Executive Officer

            Stock Ownership of Nominees for Three "Outside" Directors

                                                        Shares of common stock
                                                        beneficially owned on
                                                        March 1, 2002, and % of
Name and, if                                            outstanding shares of
applicable, year              Offices with the          of class (All shares are
first served as               Corporation or            Class A except as
a Director               Age  its subsidiaries          indicated)
--------------------     ---  ----------------          ------------------------

*Jonathan Newcomb        55    Principal                          -0-
2001                           Leeds Weld & Co.

 Ellen Taus              43    Chief Financial Officer            -0-
                               New York Times Digital

* Daniel W. Toohey       62    Counsel                            -0-
1991                           Dow, Lohnes & Albertson



* Member of Present Board

(a) Mrs. Degler's shares include 301,045 Class B shares owned by her spouse. These shares may be deemed to be beneficially owned by the nominee under the rules and regulations of the Securities and Exchange Commission. The nominee, however, disclaims beneficial ownership of the BNA shares owned by her spouse.

         As of March 1, 2002, all directors and executive officers as a group beneficially owned 1,185,835 shares of Class A common stock, or 7.62 percent of the outstanding Class A shares, and 847,945 shares of Class B common stock, or
4.33 percent of the outstanding Class B shares. These share totals include 301,045 Class B shares held by a spouse of a person in the group, who disclaims beneficial ownership of all such shares.

         Compliance with Section 16(a) of the Securities Exchange Act of 1934. Based on a review of Statements of Beneficial Ownership of Securities on Form 3, Form 4, and Form 5 (and any amendments thereto), no director, officer, or any other person subject to Section 16 of the Securities Exchange Act of 1934 failed to file any of the above Forms on a timely basis.

             II. INFORMATION CONCERNING BOARD AND COMMITTEE MEETINGS

         The Board of Directors met six times during 2001. No director attended fewer than 75 percent of the aggregate of 1) the total number of meetings of the board; and 2) the total number of meetings held by all committees upon which he or she served.

         Audit Committee. The Audit Committee makes recommendations to the board concerning the selection, retention, or termination of the independent auditors; reviews the proposed audit scope and the final report of the independent auditors; reviews the schedule of fees covering audit and nonaudit services performed by the independent auditors; reviews recommendations with respect to changes in accounting procedures and internal accounting controls; and performs such other duties as may be directed or authorized by the board from time to time. During 2001, the Audit Committee met four times. Members of the Audit Committee, prior to April 2001, were Messrs. Schenck and Toohey and Loene Trubkin, who retired from the Board in April 2001; its members currently are Mr. Newcomb, Ms. Trubkin's successor on the Board, and Messrs. Schenck and Toohey.

         Executive Committee. The Executive Committee has the authority to exercise all powers of the board (except as otherwise provided or required by law) when the board is not in session, and, during the intervals between board meetings, advises and aids the officers of the Corporation in matters concerning management of the business. During 2001, the Executive Committee met seven times. Its members are Messrs. Beltz, Korphage, Velte, Wojcik, and Mrs.
Degler.

         Executive Compensation Committee. The Executive Compensation Committee makes recommendations to the Board of Directors annually concerning the compensation of the Corporation's Chairman and its Chief Executive Officer, and reviews the salaries of executive officers. During 2001, the Executive Compensation Committee met four times. Its members were, prior to April 2001, Messrs. Schenck and Toohey and Ms. Trubkin; its members currently are Messrs. Newcomb, Schenck, and Toohey.

         Nominating Committee. The Corporation's By-Laws provide that members of the Board of Directors shall automatically be nominated for the Board. In the event of a vacancy, the Board is directed to appoint a nominating committee to make one nomination for each vacancy. In 2001, the Board appointed a nominating committee consisting of Messrs. Beltz, Toohey, and Velte to make a nomination for the vacancy created by the decision of Frederick A. Schenck to retire from the Board and therefore not stand for reelection in 2002. A report of the committee's nominee, Ellen Taus, and a summary of the Corporation's By-Law provisions permitting any Class A stockholder(s) owning at least 2 percent of the outstanding Class A shares to submit nominations, were mailed to each Class A stockholder on March 6, 2002. No nominations were submitted.

                           III. EXECUTIVE COMPENSATION

         A. Summary of Cash and Certain Other Compensation. Below is information concerning compensation provided by the Corporation to the chief executive officer and the four most highly compensated executive officers of the parent Corporation in key policy-making positions serving in those positions on December 31, 2001.

                           SUMMARY COMPENSATION TABLE
                                                Annual Compensation
Name and                                    -----------------------------
Principal Position                Year         Salary         Bonus (a)
-------------------------------------------------------------------------
Paul N. Wojcik
  President and                    2001        $455,384        $15,999
  Chief Executive Officer          2000        $434,231        $14,010
                                   1999        $412,692        $11,393


Pat  Swords                        2001        $233,385        $ 8,291
  Vice President of                2000        $225,000        $ 7,290
  Sales and Marketing              1999        $211,539        $ 5,911


George J. Korphage
  Vice President and               2001        $228,885        $ 8,711
  Chief Financial Officer          2000        $216,077        $ 7,066
                                   1999        $206,154        $ 5,764


Robert L. Velte
  Vice President for               2001        $217,693        $ 7,646
  Strategic Development            2000        $202,231        $ 6,565
                                   1999        $190,000        $ 5,265

Gregory C. McCaffery (b)
  Vice President, Publisher        2001        $216,923        $ 7,556
  and Editor-in-Chief              2000        $201,539        $ 6,511


(a)       Cash profit sharing.

(b) Mr. McCaffery was elected Vice President and Editor-in-Chief effective January 1, 2000.

         B. Compensation Committee Interlocks and Insider Participation. Until April 2001, the members of the Executive Compensation Committee were Messrs. Schenck and Toohey and Ms. Trubkin. Mr. Newcomb succeeded Ms. Trubkin on the committee upon his election to the Board in April 2001. The members of the Committee serve as the board's outside directors, and none are former or current officers or employees of the Corporation or any of its subsidiaries. None of the members of the Committee had any interrelationships requiring disclosure in this Proxy Statement.

         C. Compensation Committee Report On Executive Compensation. The Executive Compensation Committee makes recommendations to the Board of Directors concerning the compensation of the Corporation's Chairman and of its Chief Executive Officer (CEO). The committee, acting for the board, also has the responsibility of approving the recommendations of the CEO concerning the salaries of executive officers. The committee consists entirely of non-stockholder directors.

         The Corporation's management compensation program is designed to attract, retain, motivate, and reward a highly qualified, productive workforce by offering competitive compensation, superior benefits, and a professional and challenging work environment. Because base salary provides nearly all the compensation of executive officers, including the CEO, and of other managers, base salaries are set at a level that is intended to be generally competitive with other progressive companies in the Corporation's industry and labor market place. The committee does not, however, attempt to place base salaries within any particular strata of salaries paid by competitors.

         The compensation philosophy for executive officers, including the CEO, is the same as that applicable to the Corporation's management employees generally. The merit increase "pool" of 4 percent in 2001 was the same for executive officers as for other management employees.

         The compensation of executive officers during 2001, including the CEO's compensation, was derived from the same sources applicable to all management and supervisory employees of the Corporation: salary and participation in the BNA Employees' Cash Profit Sharing Plan (based upon the same formula used to calculate profit-sharing compensation for all employees). There are no additional incentive compensation plans for any corporate officer, including the CEO, nor does any executive officer, or the CEO, receive any non-cash compensation other than benefits such as health insurance that all BNA employees are eligible to receive. The compensation of the Chairman, a retired employee of the Corporation, is derived from fees paid to him for his services as chairman and as a consultant to the Corporation.

         The consulting fee paid to the Chairman in 2001 was recommended by the Executive Compensation Committee and approved by the Board of Directors on December 7, 2000. Salaries for all other executive officers were established by the CEO, with the approval of the Executive Compensation Committee.

         Each officer's compensation was based on an evaluation of his or her performance and contribution to departmental and corporate goals, both financial and nonfinancial. In 2001, the CEO determined salary increases for the executive officers by using the same management compensation structure in place for all management employees. The CEO allocated, among the executive officers, a merit increase "pool" of 4 percent of total executive officer salaries. The factors used in allocating this "pool" included the officer's current level of compensation, the achievement of agreed-upon objectives for 2000, other challenges met, any unusual aspects of the officer's performance in the past year, and the relationship between the officer's current salary and his/her current level of responsibility. No formula was utilized by the CEO in evaluating any executive officer's performance with respect to these factors.

         As is true throughout the company, salary increases outside the merit increase "pool" are granted for promotions into or within the executive officer group, or for expanded job responsibilities for an executive officer within his/her same position.

         The BNA Employees' Cash Profit-Sharing Plan distributes a percentage of the operating profit (as defined) to full-time employees of the parent corporation and certain subsidiaries, with the exception of sales representatives, who have their own incentive bonus plans. The amount each employee receives is determined by salary and seniority, with the same formula applied to executive officers as is applied to all other employees. The profit-sharing plan has historically provided less than 5 percent of total compensation.

     In determining what it would recommend as the compensation to be paid in 2001 to the chairman and to the CEO, the committee evaluated how well each met the objectives set for themselves, with the committee's help, during 2000. During 2001, the committee developed objectives with the CEO that will serve as the basis for determining compensation for 2002.

         The recommendation for the CEO's 2001 compensation was based in part upon the CEO's performance during 2000, in part upon the company's financial performance in 2000 and its progress toward meeting projected five-year financial goals, and in part upon the committee's consideration of an appropriate base salary for the Corporation's CEO, based upon the general compensation philosophy already described. The compensation recommendation also reflected the committee's subjective evaluation of how well the CEO met other goals. No specific formula or specific weighing mechanism was used by the committee in evaluating overall achievement of these goals.

         The compensation recommendation of the Executive Compensation Committee was presented to the full Board of Directors at its meeting on March 2, 2001. After full discussion, the board approved the 2001 compensation for the CEO.

                         Frederick A. Schenck, Chairman
                         Daniel W. Toohey
                         Jonathan Newcomb



                              D. Performance Graph

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

Measurement Period     The Bureau of National      S&P 500       Dow Jones
(Fiscal Year Covered)       Affairs, Inc.           Index     Publishing Index
---------------------  -----------------------    ---------   -----------------
Measurement Point
12/31/96                     $ 100.00              $ 100.00      $ 100.00
FYE 12/31/97                   114.30                133.35        145.50
FYE 12/31/98                   135.20                171.45        158.70
FYE 12/31/99                   160.20                207.47        197.00
FYE 12/31/00                   187.60                188.57        183.20
FYE 12/31/01                   213.00                164.00        184.90


         The above graph compares the performance of the company's common stock to Standard and Poor's (S&P) 500 Composite Index and the Dow Jones Publishing Index for the last five years, assuming $100 was invested in the company's common stock and each index at December 31, 1996, and that all dividends were reinvested.

       E. Directors' Compensation. The directors who are employees of the Corporation are not compensated for their services as BNA directors. During 2001, the board members who are not stockholders -- the "outside" directors -- received a quarterly retainer of $4,000 for board service, a $2,500 per year retainer for each standing committee on which the director serves, and a fee of $1,500 per board meeting attended, plus reimbursement for travel expenses. Each outside director serves on the Audit Committee, chaired by Mr. Toohey, and the Executive Compensation Committee, chaired by Mr. Schenck. Total compensation paid in 2001 was as follows: Mr. Schenck, $28,250; Mr. Toohey, $30,250; Mr. Newcomb, $21,750; Ms. Trubkin, $7,000.

         The outside directors also receive an annual supplemental compensation payment that is based on the Corporation's financial progress during the director's service on the board. This supplemental compensation is computed by averaging the percentage increase of BNA earnings per share and cash flow per share for the current year compared to the year the outside director joined the board (1990 being established as the base year for the current outside directors). This percentage growth is then applied to the director's board fees earned during the current year to determine the supplemental compensation. Because the supplemental compensation formula is based upon financial measures which influence BNA share price and dividend decisions, the board believes that this compensation more closely aligns the total compensation of the outside directors to the interests of shareholders. Supplemental compensation earnings paid in 2001 were $22,719 to Messrs. Toohey and Schenck and Ms. Trubkin.

       Mr. Beltz was paid $120,000 during 2001 for his services as a consultant and as Chairman of the Board, Chairman of the Executive Committee, member of the Budget Committee, Corporate Investment Committee, Retirement Plan Investment Committee, and the VEBA Investment Committee, and as chairman of the Board of Directors of The McArdle Printing Co., Inc. Mrs. Degler was paid a fee of $1,500 per board meeting attended and $500 for each committee meeting attended, totalling $18,500.


                           IV. AUDIT COMMITTEE REPORT


         During 2001, the Audit Committee (i) reviewed and discussed the audited financial statements for 2000 with the Company's management; (ii) discussed with KPMG LLP, the Corporation's independent auditors, the matters required to be discussed by Statement of Auditing Standards 61; (iii) confirmed that KPMG is an independent accountant with respect to the Corporation within the meaning of the Securities Act and the requirements of the Independence Standards Board and, based on this review and discussions, recommended to the Board of Directors that the audited financial statements be included in the Corporation's Annual Report on Form 10-K; and (iv) reviewed the following fees of KPMG for the year ended December 31, 2001: Audit Fees, including review of 10-Qs, $152,600; Financial Information Systems Design and Implementation Fees, $0; All Other Fees, $193,914 (includes three employee benefit plan audits, ballot counting, and tax compliance and advisory services), and reviewed whether the provision of these services is compatible with maintaining the independence of the independent accountants..

     In addition, the committee recommended to the Board of Directors that KPMG be retained to serve as the Corporation's outside auditors for the years 2001-2003; met with the Corporation's Vice President and General Counsel to review the status of pending litigation and settlements that occurred during 2001; met with the Corporation's Corporate Secretary, who presented a proposed revised conflict of interest questionnaire for the Corporation's officers and management personnel, and who subsequently reviewed the returned questionnaires with the committee; and reviewed with KPMG the audit plan for 2001.

                           Daniel W. Toohey, Chairman
                           Frederick A. Schenck
                           Jonathan Newcomb



                            V. EMPLOYEE BENEFIT PLANS

         Employees' Retirement Plan. The summary compensation table does not include contributions to the BNA Employees' Retirement Plan ("Retirement Plan") for the named individuals or group, since contributions are computed on an actuarial basis and the amount expended by the Corporation under the Retirement Plan for a particular participant cannot be readily separated or individually calculated.

         The Retirement Plan is a non-contributory defined benefit plan that covers all full-time employees and all part-time employees who work at least 1,000 hours a year. The amount of each employee's retirement benefit is determined by a specific formula based on average annual compensation and years of service with the Corporation. The benefits paid under the Retirement Plan are not subject to any deduction for Social Security or other offset amounts.

         The Internal Revenue Code limits the annual retirement benefit that may be paid from a qualified retirement plan and the amount of compensation that may be recognized by the retirement plan. To the extent that the annual retirement benefit exceeds limits imposed by the Code, the difference will be paid from general corporate funds.

         The following table illustrates the estimated annual benefits payable upon retirement from the Retirement Plan and general corporate funds upon normal retirement, age 65 or Rule of 85 (age plus years of service total 85 or more) and are based on a straight life annuity, notwithstanding the availability of joint survivorship options.


                                       Years of Service
         Average Annual
         Compensation*          10             20             30
         -------------------------------------------------------------
          $200,000            24,400         48,800          73,200
           300,000            36,600         73,200         109,800
           400,000            48,800         97,600         146,400
           500,000            61,000        122,000         183,000

         * Average annual compensation is the average of the employee's cash compensation in each of the highest paid five years during the employee's last ten years of employment.

         For the named executive officers, the compensation included in the calulation of pension benefits are those set forth in Columns (a) and (b) of the Summary Compensation Table. The years of credited service under the Retirement Plan for the employees named in the table above are as follows: Mr Wojcik, 29; Mr. Korphage, 29; Mr. Velte, 24;Ms. Swords, 24;Mr. McCaffrey, 15.

            VI. INFORMATION CONCERNING INDEPENDENT PUBLIC ACCOUNTANTS

         The Corporation's independent public accountants for 2000 and 2001 were KPMG LLP. A representative of that firm will be present at the Annual Meeting, with the opportunity to make a statement, if desired, and to respond to appropriate questions.


                             VII. VOTING PROCEDURES

         Enclosed is a ballot and proxy form/envelope to be used in voting for directors. Instructions for the use of the ballot appear on the ballot.

         Please note that the ballot for Class A stockholders lists the number of shares you own directly, as well as the number of shares held in your name by the Stock Fund Trustee of the BNA 401(k) Plan. Technically, because shares in the BNA 401(k) Plan are held by the Stock Fund Trustee in the names of the participants in that Plan, the Trustee votes those shares. By returning the ballot portion of the proxy, you instruct the Trustee as to how the shares held in your name are voted, just as you instruct the holders of the proxy to vote the shares held directly by you. The ballots are opened and counted by KPMG LLP, which will inform the Stock Fund Trustee as to the total number of shares voted in the 401(k) Plan. The Trustee will assume that failure to return the ballot portion of the proxy for shares held in the 401(k) Plan constitutes instructions that those shares not be voted. Thus, completion and return of the ballot portion of the proxy will effectively vote shares held in the BNA 401(k) Plan as well as shares acquired through the Stock Purchase and Transfer Plan. Class A stockholders can choose to vote FOR ALL nominees, or to WITHHOLD your votes FROM ALL nominees, or to vote FOR ALL nominees EXCEPT a nominee or nominees you specifically name. Directors will be elected by a plurality of votes cast. If you, as a Class A stockholder, properly execute and return your ballot, but do not indicate how your shares are to be voted, your shares will be voted "FOR ALL" nominees.

         If you will vote in person at the annual meeting, please bring this ballot and the envelope with you.

          Jonathan Rains and Karen Newton have been designated by the Board of Directors as the inspectors and judges of the election for directors and of any other vote which may be taken at the annual meeting. The votes for directors will be tallied by KPMG LLP, certified public accountants, Washington, D.C. Immediately after the tallying and certification of the vote by the judges, KPMG will seal and store the ballots.

       . All directors will hold office until the next Annual Meeting of Stockholders and until their respective successors shall have been elected and shall have qualified or as otherwise provided in the Corporation's By-Laws.

..

                        VIII. 2003 STOCKHOLDER PROPOSALS

         Except for stockholder proposals relating to nominations for director governed by the Corporation's By-Laws, stockholder proposals which are the proper subject for inclusion in the proxy statement and for consideration at the 2003 Annual Meeting must be received by the Corporation no later than November 29, 2002. Such proposals should be directed to the Secretary of the Corporation at its principal office, 1231 25th Street, Washington, D.C., 20037.

                               IX. OTHER BUSINESS

         The Board of Directors does not know of any matters to be presented for action at the meeting other than the election of directors. The enclosed proxy does not confer discretionary authority to vote with respect to any other matters that may properly come before the meeting. If any other matters are brought before the meeting, they will be decided by the vote of persons in actual attendance, subject to the requirement in the Corporation's By-Laws that all matters brought before any meeting of stockholders be decided by a vote of the holders of a majority of the Corporation's Class A common stock entitled to vote at such meeting, unless a different vote is required by the Corporation's Certificate of Incorporation or By-Laws, and subject to any additional requirements imposed by applicable law.

         The enclosed biographical sketches of nominees for the Board of Directors are incorporated by reference into this Proxy Statement.


                       By Order of the Board of Directors,

                       S/Cynthia J. Bolbach
                       --------------------
                       Cynthia J. Bolbach
                       Corporate Secretary
March 29, 2002

                        BIOGRAPHICAL SKETCHES OF NOMINEES


Photo of                   William A. Beltz (72),  chairman of the board, joined
William Beltz              BNA in 1956.  He has been a member of BNA's  Board of
                           Directors since 1967, and prior to his election as an officer of the corporation served as chairman of the board's budget committee. He became a director of Fisher-Stevens, Inc., in 1978, a member of the Tax
                           Management  Inc.  board in 1979,  a  director  of BNA
                           Communications  Inc.  in 1980,  and a director of BNA
                           International Inc. in 1982. Since January 1985 he has been chairman of the board of the McArdle Printing
                           Company, Inc.

                           His BNA career began as a staff editor assigned to the vertical labor services (Construction Labor Report, White Collar Report, Retail Services Labor Report, and Government Employee Relations Report). In 1964 he became managing editor of the four vertical services and Collective Bargaining Negotiations and Contracts. In January 1970 he was named associate editor for labor services and in July 1972 he succeeded Edward H. Donnel as vice president and executive editor. He was elected president in December 1979 and chief executive officer in December 1980.

Beltz is a graduate of Tufts University, Medford, Mass., and did graduate work at The American University, Washington, D.C. He has served on the board of directors of the Information Industry Association, and as a member of the executive council of the Professional and Scholarly Publishing Division of the Association of American Publishers.

Beltz is chairman emeritus of the Washington Theatre Awards Society, which sponsors the Helen Hayes Awards for excellence in theatre arts. He also served as a trustee of The Shakespeare Theatre for eight years. He is a member of the National Press Club and the Economic Club of Washington.




Photo of                   Cynthia J.  Bolbach  (54),  corporate  secretary  and
Cynthia Bolbach            director   of   the   business   systems   management
                           committee, joined BNA in 1972. She is a member of the
                           management   committee,   and  also   serves  as  the
                           corporate secretary for IOMA, Kennedy Information, Inc., the McArdle Printing Company, Inc., and STF
                           Services Corp. As BNA's corporate secretary, her duties include overseeing the operation of the Stock
                           Purchase and Transfer Plan. She was a member of the board of directors of Pike & Fischer, Inc., for three years, and also served on the board of the Washington
                           Area Lawyers for the Arts.

Bolbach began her BNA career as a legal editor on the staff of Environment Reporter, and was the managing editor of Media Law Reporter and the U.S. Patents Quarterly. In 1995, she was named director of the Publishing System Project, responsible for the implementation of BNA's PS2000 publishing system. In 1997, she served for several months as the interim director of information technology. In 2000 she was asked to lead the effort to update BNA's circulation and billing business systems. She has served on several product and department audit committees.

She is a graduate of Wittenberg University, received a J.D. degree from the Georgetown University Law Center, and is a member of the District of Columbia Bar. She is the chair of the National Capital Presbytery's Committee on Ministry, which oversees the pastors serving the 120 Presbyterian congregations in the D.C., Virginia, and Maryland area.

Photo of                   Eunice  Lin  Bumgardner   (41),  vice  president  and
Eunice Bumgardner          general  counsel,  joined  BNA in 1994  as  associate
                           general counsel. She was appointed general counsel in 1995 and elected vice president in 1996. Bumgardner currently serves on the management committee, budget committee, and insurance oversight committee, and has served on the retirement plan committee, 1997 collective bargaining team, and as BNA's 1998 United
                           Way chairperson. She also has served on the BNA
                           Washington, Inc., board since 1996 and is the corporate secretary of BNAW.

Prior to coming to BNA, Bumgardner was a senior associate with the New York-based law firm of LeBoeuf, Lamb, Greene & MacRae, where she worked in several practice areas including employment/labor, general corporate and employee benefits/ERISA, and was active in the firm's recruiting program. She began her professional legal career with Smith, Heenan & Althen, where she maintained a broad corporate practice. Bumgardner has advised a number of corporate boards of directors, including a large publicly-held company. Bumgardner also has worked as a research assistant to Professor Paul Rothstein (Georgetown University Law Center), a summer associate at Lillick, McHose & Charles, and a law clerk for Neighborhood Legal Services Corporation in Anacostia. She is the author of several publications including a Tax Management portfolio. Bumgardner is a member of the American Corporate Counsel Association's executive council for the national small law department committee, and is active in mentoring Georgetown and Emory law students and alumni.

Bumgardner graduated from Emory University, Atlanta, Ga., with a business degree
in  finance,  and  received  her  law  degree  from  Georgetown   University  in
Washington, D.C. She is admitted to practice in Maryland and D.C.


Photo of                   Richard H. Cornfield (55), executive director,  legal
Richard Cornfield          and business publishing. Cornfield joined BNA in 1974
                           as an editor for The Family Law Reporter and was named managing editor of that service in 1980.
                           Cornfield then served as legal services division product development manager and later as BNA corporate planning and development manager. He held the positions of marketing manager and business manager at BNA Books before being appointed publisher there in 1991. He was made executive editor of legal information services in 1999, and executive director of legal and business publishing last year.

Cornfield has been a member of several task forces over the years including the state laws information, BNA's Chemical Regulation Reporter, and Buraff Publica-tions addit committees. He was elected to the BNA board in 1998. Cornfield holds a B.S. in business administration and received his J.D. from the Columbus School of Law, Catholic University of America. He is a member of the District of Columbia Bar.

Photo of                   Sandra C. Degler (62), vice chairman of the board and
Sandra Degler              chairman of Tax Management Inc.  Presently serving as
                           a consultant to the parent and TM, she has been a member of the BNA board since 1990 and the Tax
                           Management board since 1982. She has also served on the boards of two other BNA subsidiaries.

                           Over her 33-year career with BNA, she has served as president of Tax Management, BNA marketing manager, labor product manager, and managing editor of two publications, and was the first managing editor of Occupational Safety and Health Reporter. As president of Tax Management, she oversaw the development of the first personal computer software product for BNA and the first CD service. Previously she was public relations and advertising manager for Blue Cross of Virginia. She has authored various books and articles on OSHA and environmental issues.

She is a member of the BNA board's executive committee, budget committee, and investment committees, and has served on the corporate development committee, the management committee, the publishing system steering committee, and various corporate audit committees.

Educated at Goucher College, Towson, Md., she also studied marketing and management at the University of Wisconsin. She was a member of the International Fiscal Association and has served on the Advisory Board for the New American Workforce.

Photo of                   David L. Foster (47),  president,  IOMA,  in New York
David Foster               City.  He is also the  director  of BNA's  publishing
                           subsidiary network. Since IOMA became part of BNA, he has been directly active in four acquisitions, most recently Kennedy Information, Inc. He is the chair of the board of Pike & Fischer, Inc., and serves on the boards of Kennedy Information and BNA International
                           Inc. His publishing roots started with the launch of IOMA's first newsletter in 1982, and, in the early days of IOMA, he wrote every newsletter, designed every marketing piece, developed IOMA's fulfillment, network, and financial systems, and put the label on the UPS packages.

IOMA, which has averaged over 10 percent revenue growth in the four years since it was acquired by BNA, now publishes 58 titles in the business-to-business arena, and has developed research reports, yearbooks, institute books, an e-mail rental business, conferences, and benchmarking services during the same period. Like BNA, IOMA prides itself on editorial quality and a humane working environment.

Foster is a past president of the Newsletter & Electronic Publisher's Association (NEPA), and has served on its board of directors since 1989. He won NEPA's highest honor, the Hall of Fame award for lifetime achievement, in 2000. He is a trustee of Bates College in Lewiston, ME, serving on its investment, budget, honorary degree, and admissions committees. He holds a bachelor of science degree in English from Bates, an M.A. in English from the University of Wyoming, and was a Ph.D. candidate at the University of Colorado, where he was an instructor (specializing in science fiction) prior to moving to New York and starting IOMA. He spends his spare time running triathlons and playing tennis, and is active in arts and human rights issues in New York.


Photo of                   John  "Jack"  Jenc  (59),  president  and  CEO of The
Jack Jenc                  McArdle Printing Co., Inc., a wholly-owned subsidiary
                           of BNA, began his career at BNA in 1981 as corporate controller. In 1990 he was appointed BNA treasurer, a position he held until March 1998, when he was named chief operating officer at McArdle. He was promoted to president and CEO of McArdle effective January 1, 1999. During his 17 years as a BNA employee, Jenc served on various corporate management committees and has been a member of BNA's Board of Directors since
                           1995. Jenc is a past president, vice president and member of the board of directors of the BNA Federal
                           Credit Union. Prior to joining BNA, Jenc had a progressive career of diversified government and industry experience in the following positions:
                           operational auditor
with the U.S. General Accounting Office; accountant and auditor with the public accounting firm of Arthur Andersen & Co.; internal audit manager, assistant controller, and then controller for Peoples Drug Stores, Inc.; controller and chief financial officer of Burton Parson & Co., a pharmaceutical manufacturer.

Jenc is a graduate of the University of Gannon, Erie, Pa. He is a CPA and a member of the American Institute of Certified Public Accountants, and the Greater Washington Society of CPAs.




Photo of                   George J.  Korphage  (55),  vice  president and chief
George Korphage            financial officer,  joined BNA in 1972. He has been a
                           member of BNA's Board of Directors since 1988. A CPA,
                           he was in public  accounting  for three years  before
                           coming to BNA. He held several accounting and finance
                           management  positions at BNA before being  elected to
                           his  present  position  in  1988.  He  serves  on the
                           corporate  development  committee and the  management
                           committee.  He is a member of the  board's  executive
                           committee,   and  chairs  its  budget  committee  and
                           investment  committees.  He is also a director of BNA
                           International  Inc., Kennedy  Information,  Inc., The
                           McArdle Printing Co., Inc., and STF Services Corp., and chairs the board of BNA Washington, Inc.

  Korphage is an accounting graduate of Emporia (Kansas) State University and did graduate work in finance at the University of Maryland. He is a member of The American Institute of Certified Public Accountants and the Greater Washington Society of CPAs.

Photo of                   Gregory C. McCaffery (41), vice president, publisher,
Gregory McCaffery          and editor-in-chief, has been a member of BNA's Board
                           of Directors since 1997. He was named director of marketing and product development in 1996, following the merger of BNA's marketing and product development functions. Prior to the creation of that new division, he served as director of new product development, and as manager of the reference guide development unit. He has served on the board of directors of IOMA and Pike & Fischer, Inc, and currently serves on the boards of Tax Management Inc.
                           and STF Services Corp.

                           McCaffery joined BNA in 1986 as an editor on the staff of BNA's Chemical Regulation Reporter. He served in reporting and editing positions on several BNA publications until 1990, when he was appointed to management. In 1992, McCaffery helped to create, edit, and launch BNA's Americans with Disabilities Act Manual
(ADAM). In 1996, he helped manage the successful development and launch of BNA's notification services in Lotus Notes and World Wide Web formats.

In the Editorial Department, McCaffery held management positions on the following publication staffs: Daily Labor Report, Labor Relations Week, BNA's Employee Relations Weekly, Workforce Strategies, Affirmative Action Compliance Manual, Equal Employment Opportunity Compliance Manual, and BNA's Americans with Disabilities Act Manual.

McCaffery holds a bachelor of science degree from American University, and has completed course work at the University of London, the California Institute of Technology, and The Wharton School at the University of Pennsylvania.


Photo of                   David P. McFarland  (47),  president,  Tax Management
David McFarland            Inc.,  joined  BNA in  1985 as BNA  software  product
                           manager. Under his leadership, the division transformed its aging product line into state-of-the-art products that have won several awards and become top sellers.

In 1992, McFarland became general manager of BNA Software, which has subsequently doubled its revenues while consistently providing outstanding profits for the company. In 1998, he was also named vice president of Tax Management, where he focused on a variety of marketing and product development issues. In February 2000 McFarland was named president of Tax Management.

McFarland also serves on the Tax Management Board of Directors and has been active in several BNA committees.

Prior to joining BNA, McFarland was in practice as a CPA and also worked as a product manager for General Electric Information Services Company. McFarland holds both B.S. and M.B.A. degrees from the University of Virginia.


Photo of                   Jonathan  Newcomb  (55),  is currently a principal in
Jonathan Newcomb           the New York-based  private equity firm of Leeds Weld
                           & Co. From 1994 through 2001, he was chairman and chief executive officer of Simon & Schuster, one of the world's leading educational, reference, and consumer publishers. He had been president and chief operating officer since January 1991, after serving as executive vice president, operations, since
                           November 1989.

Prior to Simon & Schuster, Newcomb was president of McGraw-Hill's Financial and Economic Information Corp., which included the business units of Standard & Poor's and Data Resources Inc. He began his career with the Dun & Bradstreet Corp. following his service as a lieutenant in the U.S. Army in Vietnam. He sits on the boards of several corporations, including United Business Media and the Hong Kong & Shanghai Bank Corp. USA. Additionally, he is a board member of New School University and Dartmouth College.


Photo of                   Ellen Taus (43), was named chief financial officer of
Ellen Taus                 New York Times Digital in September  1999. She served
                           as treasurer of The New York Times Company since 1997 and became vice president in 1998. She joined the New
                           York Times Company as assistant treasurer in December
                           1996. From 1994 to 1996, Taus was an independent financial and transition consultant. Taus was a vice president of corporate finance at R.H. Macy from 1992 to 1994, where she assisted in negotiating a revolving $550 million credit facility with a 30-member bank group, evaluated all plans of reorganization with senior management, and communicated with investment analysts, lenders, and creditors.

                           Prior to that, Taus served as chief financial officer at the American Museum of the Moving Image from 1990 to 1992, as manager of corporate development at TW Services from 1985 to 1990, and evaluated all venture capital proposals for New York & Foreign Securities from 1983 to 1985. She received a B.A. degree in economics with honors from Northwestern University in 1980 and an M.B.A. degree in finance and marketing from Columbia University Graduate School of Business in 1982. In 1999 she completed the executive program at Stanford University.


Photo of                   Daniel W. Toohey (62), is counsel to the firm of Dow,
Daniel W. Toohey           Lohnes & Albertson,  Washington,  D.C.,  where he has
                           practiced since 1966. In 1984, he was appointed its managing partner, a position he held until January
                           1991. Before joining the law firm, he had been a general attorney with the Federal Communications
                           Commission. He was senior vice president and general counsel of the World Mortgage Association. He served a three-year term as general counsel to the Greater
                           Washington Area Board of Trade and two terms on its board. He has also served as a trustee and executive committee member of the Federal City Council and president of the Legal Aid Society. He is vice chairman and general counsel of the board of trustees of The Shakespeare Theatre.

He is a graduate of St. Louis University (A.B., 1961; J.D., 1964) and has co-authored the book Legal Problems in Broadcasting (1974) and several articles. He is a frequent lecturer at many universities. He is admitted to practice before the U.S. Supreme Court and in the District of Columbia, and the states of New York and Missouri.



Photo of                   Robert L. Velte (54), vice president for strategic
Robert L. Velte            development.  Velte joined BNA in 1976 and has held
                           various operational and executive positions at BNA.
                           He was appointed president of BNA Communications Inc.
                           in 1986, a position he held until 1994. He was president of BNA International Inc. from 1994 to 1997. He was elected to his current position in 1995.

                           As vice president for strategic development, Velte's responsibilities include merger and acquisition activities for BNA and its subsidiaries, strategic alliances, third party distribution relationships, and developing strategic focus at BNA.

                           Velte was elected to the BNA Board of Directors in 1996 and is a member of the board's executive committee. He also serves on the corporate development committee and management committee.

                           Velte is the chairman of the board of directors of BNA International Inc. where he has served as a director since 1994. Also, he served as a member of the Pike & Fischer, Inc. board for four years.

Prior to joining BNA, Velte was employed by Arthur Andersen & Co. and once served as budget director of Dyncorp. He is a graduate of Purdue University, with a degree in management, and is also a CPA.


Photo of                   Paul N. Wojcik (53),  president  and chief  executive
Paul N. Wojcik             officer.   Wojcik  was  elected  to  BNA's  Board  of
                           Directors in 1989. He also serves as a member of the board of directors of BNA International Inc., IOMA, Kennedy Information, Inc., STF Services Corp., and
                           Tax Management Inc.

                           Wojcik joined BNA in 1972 as an editor for U.S. Law Week and was named managing editor of that service in 1979. In 1984, he became corporate counsel, and in June 1988, he became vice president and general counsel. In October 1994, he became senior vice president, and was named president and chief operating officer in February 1995. In December 1996, he was elected CEO. He is currently a member of BNA's executive committee, corporate development committee, investment committees, and management committee.

Wojcik is a graduate of Washington and Lee University and Catholic University's Columbus School of Law. He is a member of the Federal City Council, and serves on the board of directors and as treasurer of Signature Theatre.

                      THE BUREAU OF NATIONAL AFFAIRS, INC.
                           ANNUAL STOCKHOLDERS MEETING
                                 April 20, 2002
                                CLASS "A" BALLOT

                                                          Shares Owned:

                                                          Regular:
                                                          Deferred:


                              ELECTION OF DIRECTORS

INSTRUCTIONS: The shares represented by this proxy will be voted as directed by you. You can vote "FOR ALL" nominees, or you can "WITHHOLD VOTE FROM ALL" nominees, or you can vote "FOR ALL EXCEPT" the nominee(s) you specify. If you do not indicate how your shares are to be voted, such shares will be voted "FOR ALL" nominees. The Board of Directors recommends a vote "FOR ALL" nominees.

The following persons have been nominated to serve as Directors:

William A. Beltz, Cynthia J. Bolbach, Eunice Lin Bumgardner, Richard H. Cornfield, Sandra C. Degler, David L. Foster, John H. Jenc, George J. Korphage, Gregory C. McCaffery, David P. McFarland, Jonathan Newcomb*, Ellen Taus*, Daniel
W. Toohey*, Robert L. Velte, Paul N. Wojcik
            * outside director

Please check ONE of the following:

_____       Vote FOR ALL nominees listed above

_____       Vote WITHHELD FROM ALL nominees listed above

_____ Vote FOR ALL nominees listed above, EXCEPT the following: (to withhold vote for any individual nominee, write that nominee's name (or names) in the space provided below):

-----------------------



--------------------------------------------------------------------------------

                               BALLOT INSTRUCTIONS

To vote, you must:   Complete and fold Ballot            Sign and Date Envelope
                     Put it in Proxy Envelope            Seal Envelope

--------------------------------------------------------------------------------
================================================================================
(INTERIOR ENVELOPE)
 THE BUREAU OF NATIONAL AFFAIRS, INC.
 COMMON STOCK PROXY FORM                        ------------------------------
 PROXY SOLICITED BY THE BOARD OF DIRECTORS       Signature of Shareholder
                                                (Sign exactly as shown on label)
I HEREBY APPOINT KAREN NEWTON OR JONATHAN
A. RAINS AS PROXY TO REPRESENT ME AND TO VOTE
ALL THE SHARES OF COMMON STOCK HELD BY
ME ON MARCH 23, 2002, AT THE ANNUAL MEETING OF
SHAREHOLDERS TO BE HELD ON APRIL 20, 2002, OR
ANY ADJOURNMENTS THEREOF. MY SHARES ARE TO BE    ------------------------------
VOTED ONLY AS DESIGNATED BY ME ON THE ENCLOSED   Date
BALLOT, WHICH IS MADE A PART HEREOF, AND I
WITHHOLD AUTHORITY TO VOTE ON ANY OTHER MATTER
BROUGHT BEFORE THE MEETING.

-----------------------------------------------------------